ADMINISTRATIVE SERVICES AGREEMENT

This agreement (“Agreement”), effective on the date when signed by the last party (“Effective Date”) is by and between Nationwide Life Insurance Company (“Nationwide”) and Envestnet Asset Management, Inc (“Envestnet”), each of which may be referred to in the singular as “Party” or in the plural as “Parties.”

RECITALS

WHEREAS, Nationwide is a life insurance company incorporated in the State of Ohio that issues Nationwide Portfolio Innovator SM, consisting of the Individual Supplemental Immediate Fixed Income Annuity Contract  and the Supplemental Option to the Individual Single Purchase Payment Immediate Fixed Income Annuity Contract,  (together, the “Supplemental Option”),

WHEREAS, Nationwide has provided the Supplemental Option to Envestnet, an investment adviser that is registered with the SEC under the Investment Advisers Act of 1940;

WHEREAS, Nationwide has authorized Nationwide Investment Services Incorporated  (“NISC”) to act as the underwriter for the distribution of the Supplemental Option and other future products created by Nationwide, which is registered with the Securities and Exchange Commission (“SEC”) on Form S-1 under the Securities Act of 1933, and NISC has entered into a selling agreement with broker-dealers;

WHEREAS, broker-dealers, pursuant to the selling agreement entered into with Nationwide and NISC, solicit sales of the Supplemental Options from current or prospective Envestnet clients who have established an account with certain eligible model asset allocation portfolios (“Eligible Portfolios”) of Envestnet (“Envestnet Account”);

WHEREAS, the assets in the Envestnet Account are held by an authorized custodian selected by the Envestnet client;

WHEREAS, Nationwide and Envestnet desire, subject to the terms and conditions of this Agreement, that Envestnet provide certain administrative services to Nationwide in connection with the Supplemental Option (“Administrative Services”) as described in Schedule A and Investment Rules of Schedule C;

NOW, THEREFORE, in consideration of the premises cited above, which are hereby incorporated into the terms of this Agreement; and in consideration of the mutual covenants hereinafter set forth; and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged; the parties hereto, intending to be legally bound, agree as follows:

SECTION 1 DEFINITIONS

As used in this Agreement, the following terms shall have the respective meanings provided below:

1.01 1933 Act - The Securities Act of 1933, as amended.

1.02 1934 Act- The Securities Exchange Act of 1934, as amended.

1.03 Administrative Services - The services and corresponding standards set forth in Schedule A attached hereto.

1.04 Advisers Act - The Investment Advisers Act of 1940, as amended.

1.05 Affiliate - With respect to a person, any other person controlling, controlled by, or under common control with,such person, including but not limited to a custodian.

1.06 Applicable Law - Applicable Federal and State laws and regulations including FINRA rules, and applicableregulatory interpretations thereof.

1.07  Books and Records. All books and records that contain information related to the issuance and administration of the Supplemental Option, including without limitation, to the extent any of the following exist: (i) hard copy and microfiche records; (ii) all paper files; (iii) all electronic images: (iv) all computer data files; (v) all correspondence between Envestnet and Supplemental Option Owners relating to the administration of the Certificate; (vi) the Supplemental Option Owners’ account records including, but not limited to, purchases, contributions, withdrawals (permitted or excess), calculation and payment of base income payments, increases or decreases in account value, communications with Supplemental Option Owners, or taxation of the Supplemental Option; (vii) claim records; (viii) administrative records, and (xiii) accounting records; provided, however, that Books and Records shall not include any of Envestnet’s or Nationwide’s internal documentation of its own programs, systems and procedures or any of Envestnet’s or Nationwide’s books and records which are not related to the Supplemental Options.

1.08 Contract Application. Any application, enrollment form, or similar form approved for use by Nationwide by which an Envestnet client applies for a Supplemental Option.

1.09 Effective Date. The date stated in the first paragraph of this Agreement.

1.10 Eligible Portfolios.  The eligible asset allocation portfolios offered by Envestnet for the Supplemental Option.

1.11 Envestnet Account. An advisory account offered by Envestnet and in connection with which the assets covered under the Supplemental Option are held. A Supplemental Option Owner is required to be invested in the specified Eligible Portfolios.

1.12 Investment Rules. The written investment rules in Schedule C provided by Nationwide and accepted by Envestnet under this Agreement.

1.13 Prospectus. The prospectus included within a Registration Statement, including supplements thereto filed under Rule 424 under the 1933 Act, from and after the date on which each shall have been filed.

1.14 Registration Statement. At any time that this Agreement is in effect, each currently effective registration statement or each currently effective post-effective amendment thereto filed with the SEC under the 1933 Act on Form
S-1 relating to the Supplemental Options, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment.

1.15 Supplemental Option(s). Nationwide’s Portfolio Innovator SM issued by Nationwide pursuant to the terms of the Supplemental Option and registered on Form S-1 under the 1933 Act with the SEC (File No. 333-149613) as in effect at the time this Agreement is executed.

1.16 Supplemental Option Owner. The person(s) or entity designated in the Supplemental Option as the owner.

1.17 System. The group of computer programs, associated database dictionaries, utilities, and integrated third-party software utilized by the Parties in the discharge of each Party’s obligations hereunder and any modifications, enhancements, improvements, updates, corrections, or changes made thereto.

SECTION 2 TERM

This Agreement shall become effective on the Effective Date and may be modified or amended from time to time by mutual agreement between the parties hereto. The initial term of this Agreement shall be three (3) years from the Effective Date. After the initial term, this Agreement shall automatically renew annually for a one-year period unless terminated sooner, as provided in the termination provisions in Section 9 hereof (the “Term”).

SECTION 3 REPRESENTATIONS AND WARRANTIES OF ENVESTNET

Envestnet hereby represents and warrants to Nationwide as follows:

3.01 It is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.

3.02 It is empowered under Applicable Law and by its articles of incorporation, bylaws and other applicable documents to enter into and perform the services contemplated herein.

3.03 All requisite internal and external authorizations have been obtained for it to enter into and perform the services contemplated herein and to execute and deliver the Agreement, and when so executed and delivered, this Agreement will be the valid and binding obligation of Envestnet enforceable in accordance with its terms.

3.04 It has obtained, and during the Term of this Agreement shall maintain, all licenses, permits, registrations, authorizations, orders, consents, and other governmental approvals necessary or advisable for the performance of its obligations under this Agreement.

3.05 Its business operations have been conducted, are now conducted, and will continue to be conducted in compliance in all material respects with all Applicable Law.

3.06 It has adequate and appropriate equipment, facilities, systems, and staff necessary to perform its duties and obligations under this Agreement.

3.07 It owns and has all rights to use the System and has the right to use any other programs, systems, databases, or software needed to perform its duties and obligations under this Agreement.

3.08 It is not subject to any current or pending legal or administrative proceeding that would impair its ability to carry out its responsibilities and obligations under this Agreement, and Envestnet will immediately notify Nationwide if, during the term of this Agreement, Envestnet becomes aware of any legal or administrative proceeding, pending or threatened, which may have a material adverse effect on Envestnet’s ability to fulfill its obligations under this Agreement.

3.09 It will perform services under this Agreement that shall be of professional quality, provided with reasonable care, and consistent with generally accepted industry standards for the performance of services of a similar nature.

3.10 (a) For one (1) year after the launch of the Supplemental Option by Envestnet, Envestnet shall not engage, directly or indirectly, any other agent, entity or service provider for the purpose of selling, promoting, or providing services or a product that are substantially similar to the services provided to Nationwide under this Agreement or the Supplemental Option (the “Exclusivity Arrangement”) for Envestnet’s general web-based services platform (the “Standard Platform”).  Nationwide is not similarly bound by this provision.

3.11 It will maintain at least one Eligible Portfolio to offer with the Supplemental Option during the term of this agreement.

SECTION 4 REPRESENTATIONS AND WARRANTIES OF NATIONWIDE

Nationwide hereby represents and warrants to Envestnet as follows:

4.01 It is a corporation duly organized and validly existing and in good standing under the laws of the State of Ohio.

4.02 It is empowered under Applicable Law and by its articles of incorporation, bylaws and other applicable documents to enter into and perform the services contemplated herein.

4.03 All authorizations have been obtained for it to enter into and perform this Agreement, and when so executed and delivered, this Agreement will be the valid and binding obligation of Nationwide enforceable in accordance with its terms.

4.04 It has obtained, and during the Term of this Agreement shall maintain, all licenses, permits, registrations, authorizations, orders, consents, and other governmental approvals necessary or advisable for the performance of its obligations under this Agreement.

4.05 Its business operations have been conducted, are now conducted, and will continue to be conducted in compliance in all material respects with all Applicable Law.

4.06 It has the equipment, facilities, systems, and staff necessary to perform its duties and obligations under this Agreement.

4.07 It is not subject to any current or pending legal or administrative proceeding that would impair its ability to carry out its responsibilities and obligations under this Agreement, and Nationwide will immediately notify Envestnet if, during the term of this Agreement, Nationwide becomes aware of any legal or administrative proceeding, pending or threatened, which may have a material adverse effect on Nationwide’s ability to fulfill its obligations under this Agreement.

SECTION 5 ADMINISTRATION OF SUPPLEMENTAL OPTION

5.01 Administrative Services. During the Term, Envestnet and Nationwide shall perform their respective duties required as provided in Schedule A and Schedule C with respect to the Supplemental Option.

5.02 Break In A Service Standard

(a) If during the Term, a party encounters a problem that it believes constitutes a “Break In A Service Standard,” as defined in Section 5.02(c) below, that party shall promptly notify the other party “responding party” in writing, and the responding party shall promptly respond. If the problem is not immediately resolved between the parties, a representative of Envestnet that is listed in the Schedule of Authorized Personnel in Schedule B and a representative of Nationwide, as listed in the Schedule of Authorized Personnel in Schedule B, (collectively, the “Error Resolution Representatives”) shall, promptly, following the initial notice provided by the party to the receiving party, consult with each other concerning the existence, cause and remediation of such problem.

(b) If it is mutually determined by the Error Resolution Representatives that the problem constitutes a Break In A Service Standard, the responding party shall promptly take such actions and make any modifications and/or changes as are required to correct the problem, without charge to the other party.

Should the Break In A Service Standard not be mutually determined or it is not resolvable and a functional work-around is not available within 15 days, Nationwide reserves the right to offer Supplemental Option Owners an alternate solution not provided by Envestnet.

(c) For purposes of this Agreement, a “Break In A Service Standard” shall mean the failure of a party to comply with any of the material performance criteria set forth in Schedule A and the Investment Rules of Schedule C, including a “Nationwide Service Level Agreement Standard,” or “Envestnet Service Level Agreement Standard.”  A Break In A Service Standard shall not include any loss, claim, damage or liability that arises solely out of reliance upon information furnished to a party by the other party. Each party shall continue to develop and enhance performance criteria in Schedule A and Schedule C during the term of this Agreement.

5.03 Books and Records. During the Term, both Nationwide and Envestnet shall keep true and correct Books and Records relating to the performance of their respective roles under this Agreement hereunder as may be required by

Applicable Law.  Nationwide and Envestnet shall preserve Books and Records for the periods prescribed by such Applicable Law.  Each party shall have the right to inspect and audit such accounts, books and records of the other party during normal business hours as provided for in Section 7 hereof. Each party agrees that it will reasonably cooperate in providing the requesting party information on the Books and Records in order to assist that party with fulfilling requests by applicable federal or state government agencies.   It is also acknowledged and agreed that any such Books and Records may be maintained on photographic film, magnetic tape, disk, or other computer storage medium, if maintained in accordance with Applicable Law.

5.04 Registrations and Licenses. Nationwide and Envestnet shall obtain and maintain all registrations, licenses, memberships, approvals, orders and consents necessary to carry out its obligations hereunder during the term of this Agreement.   Each party shall promptly notify the other in writing upon the lapse, termination (without renewal), suspension, revocation or cancellation (without replacement) of any such registration, license, membership, approval, order or consent.

5.05 Duty to Inform. Each party shall promptly inform the other of any of the following of which it becomes aware: any violation of law by its associated persons that would impact its ability to fulfill the terms and conditions of this Agreement or that relates to the Supplemental Option; any material complaint or allegation by a Supplemental Option Owner; and any regulatory examination or allegation  concerning the Supplemental Option or the activities of a party (or its associated persons) with respect to the Supplemental Option.

5.06 Authorized Personnel of Nationwide. At any time Envestnet may contact a person indicated on the “Nationwide Schedule of Authorized Personnel,” attached hereto as Schedule B, as a person authorized to give instructions or directions to and receive instructions or directions from Envestnet under this Section with respect to any matter arising in connection with their respective role/responsibilities. Envestnet shall not be liable for, and shall be indemnified and held harmless by Nationwide against, any loss, cost, damage or expense arising from any action taken or omitted by Envestnet to the extent Envestnet can demonstrate that the action or omission was directed by a person listed in the Nationwide Schedule of Authorized Personnel. Nationwide may at any time provide Envestnet with written notice of any change of authority of persons authorized and designated as such in Schedule B.

5.07 Authorized Personnel of Envestnet. At any time Nationwide may contact a person indicated on the “Envestnet Schedule of Authorized Personnel,” attached hereto as Schedule B, as a person authorized to give instructions or directions to and receive instructions or directions from Nationwide under this Section with respect to any matter arising in connection with their respective role/responsibilities. Nationwide shall not be liable for, and shall be indemnified and held harmless by Envestnet against any loss, cost, damage or expense arising from any action taken or omitted by Nationwide to the extent Nationwide can demonstrate that the action or omission was directed by a person listed in the Envestnet Schedule of Authorized Personnel. Envestnet may at any time provide Nationwide with written notice of any change of authority of persons authorized and designated as such in Schedule B.

SECTION 6 COMPENSATION AND EXPENSES

6.01 Compensation. Envestnet is not entitled to any compensation from Nationwide for performing the Administrative Services under this Agreement. However, Envestnet acknowledges and agrees that the Supplemental Options may be of significant value to Envestnet Account owners and that Envestnet will benefit from the sale and administration of the Supplemental Option.

6.02 Expenses. Each party shall be obligated to pay all expenses it incurs in carrying out its duties under this Agreement.

SECTION 7 ADDITIONAL COVENANTS

7.01 Investment Rules. Envestnet agrees to comply with the Investment Rules that are attached as Schedule C.  Envestnet will use its best efforts to provide this information to Nationwide within one (1) Business Day, provided, however, that Envestnet shall in all cases provide such information within three (3) business days.. Any amendments, supplements or deletions to the Investment Rules shall be mutually agreed upon in writing.

7.02 Inspections/Visits. During the Term of this Agreement, Nationwide may, at its own expense, upon prior written notice to Envestnet and during mutually agreed upon times, by itself or through a recognized independent accounting firm reasonably acceptable to Envestnet, audit the operations of Envestnet; provided, however, that the scope of such audit may not include: (1) Envestnet’s general financial position; (2) access to Envestnet security areas or data that are limited strictly to Envestnet’s personnel; or (3) any facets of Envestnet’s operations that are not related to Envestnet’s ability to perform its obligations under this Agreement.  Representatives of such firm shall protect the confidentiality of information by executing a mutually agreed upon confidentiality agreement and shall abide by Envestnet’s security regulations while on Envestnet’s premises.  Nationwide may conduct such audit no more than once per calendar year.  Nationwide shall conduct such audit in such a manner as to not interrupt the normal business operations of Envestnet.   Each notice shall state the agenda for the visit and the goals to be accomplished.

7.03 Compliance Responsibilities. Envestnet agrees to provide Administrative Services in compliance with all Applicable Law. Envestnet acknowledges and agrees that it is responsible for the activities of its employees, agents and affiliates, associated persons in the performance of its responsibilities hereunder. Envestnet acknowledges and agrees that its compliance obligations include, in part, the satisfaction of requirements regarding sales-related regulation requirements, including anti-money laundering requirements, Office of Foreign Assets Control (OFAC) requirements and other functions.    Further, Envestnet agrees that if it becomes aware of circumstances that must be reported as a suspicious transaction, it will take commercially reasonable efforts to provide such information to Nationwide as set forth in section 10.03.  Envestnet will provide access to Books and Records to Nationwide and cooperate in any such investigation, unless otherwise prohibited by law.

7.04 Security of Operations. Envestnet shall maintain off-site backup files of its systems, electronic data files and certain Books and Records relating to the Agreement.

7.05 Disaster Recovery Plan. Envestnet represents that it has a commercially reasonable written disaster recovery plan for maintaining its Administrative Service obligations. A detailed overview of the Disaster Recovery Plan is attached as Schedule D. Envestnet shall use commercially reasonable efforts to: (i) test the operability of the Disaster Recovery Plan at least once every twelve (12) months and revise the Disaster Recovery Plan to assure its continued operability; (ii) update the Disaster Recovery Plan to assure compliance with any changes in applicable laws; and
(iii) activate the Disaster Recovery Plan upon the occurrence of a disaster or significant outage (as further defined in such Disaster Recovery Plan).

7.06 Confidentiality.
(a) Confidentiality Obligation.  Each party (in such capacity, the “Receiving Party”) shall hold the Confidential Information (as defined below) of the other party (in such capacity, the “Disclosing Party”) in strict confidence.  Each party shall take all reasonable steps to assure that any material or information considered by either party to be confidential which has or will come into the possession or knowledge of the other in connection with this Agreement shall not be disclosed to others, in whole or in part, without the prior written permission of the other party or as otherwise provided herein.  In addition, each party agrees not to use, disclose or distribute any Confidential Information except as necessary to perform the terms of this Agreement.  Each party warrants that it will protect and maintain the other party’s Confidential Information with reasonable care, which shall not be less than the degree of care it uses to protect and maintain is own Confidential Information.  Each party represents and agrees that it shall not disclose Confidential Information on other than a “need to know basis” and then only to (a) Receiving Party’s employees, officers or agents engaged in a use permitted hereby, (b) affiliates of Receiving Party provided they shall be restricted in use and subsequent disclosure to the same extent as Receiving Party, and (c) third party service providers of Receiving Party and Receiving Party’s affiliated and subsidiary companies solely for use in connection with the provision of services to Receiving Party and affiliated and subsidiary companies; provided that Receiving Party’s third party service providers shall in advance sign a confidentiality agreement that includes reasonable nondisclosure provisions and that is no less restrictive than the terms of this Agreement.  The Receiving Party shall not duplicate any material containing Confidential Information except in the direct performance of its obligations under this Agreement.

(b) Confidential Information.  As used herein, “Confidential Information” shall mean information, including trade secrets, know-how, proprietary information, formulae, processes, techniques and information relating to the Disclosing Party’s past, present and future marketing, financial, research and development activities, and personal information about employees, policyholders, customers, licensors, Supplemental Option owners and others, that may be disclosed, whether orally or in writing, to the Receiving Party, or that may be otherwise received or accessed by the

Receiving Party in connection with this Agreement, whether transmitted prior to or after the Effective Date, and which is information either identified as being Confidential Information, or which is information that a reasonable business person would understand to be Confidential Information.  Examples of Confidential Information include, but are not limited to, the terms and conditions of this Agreement and any Order, the Disclosing Party’s (or its third party business partner’s, who shall be an express third party beneficiary under this Agreement) customer lists, pricing policies, market analyses, market projections, consulting and sales methods and techniques, expansion plans, programs, program decks, routines, subroutines, operating systems, internal controls, security procedures, inventions, methods of operation or proposed  methods of operation, object and source codes, updates thereto, and related items, including, but not limited, specifications, layout, charts and other like materials and documents, together with all information, data, and know-how, technical or otherwise, included therein, manuals printouts, notes and annotations on disks, diskettes, tapes or cassettes, both master and duplicate.

(c) Notwithstanding the foregoing, “Confidential Information” shall not include information: (i) previously known to the Receiving Party without an obligation of confidence; (ii) independently developed by or for the Receiving Party or Receiving Party’s employees, consultants or agents without reference to or use of the Confidential Information; (iii) was lawfully acquired by the Receiving Party form a third party which is not, to the Receiving Party’s knowledge, under an obligation of confidence with respect to such information; or (iv) which is or becomes publicly available through not fault of the Receiving Party or by no breach of this Agreement.  If the Receiving Party receives a subpoena or other validly issued administrative or judicial process demanding confidential Information, it shall promptly notify the Disclosing Party of such receipt and tender to it the defense of such demand.  After providing such notification, the Receiving Party shall be entitled to comply with such subpoena or other process to the extent permitted by Law.  Notwithstanding the fact that a portion of Confidential Information is or may become non-confidential, each party’s obligations under this Agreement will continue to apply to all other Confidential Information.

(d) Confidential Information.  As used herein, “Confidential Information” shall also include non-public personally identifiable information as defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated there under.  Each party agrees to comply with all applicable provisions of the Gramm-Leach-Bliley Act.

(e) Unauthorized Disclosure.  Receiving Party shall:  (a) promptly notify Disclosing Party of any unauthorized possession, use or knowledge, or attempt thereof, of Disclosing Party’s Confidential Information by any person or entity that may become known to Receiving Party, (b) promptly furnish to Disclosing Party full details of the unauthorized possession, use or knowledge, or attempt thereof, and assist Disclosing Party in investigating or preventing the recurrence of any unauthorized possession, use or knowledge, or attempt thereof, of Disclosing Party’s Confidential Information, (c) cooperate with Disclosing Party in any litigation and investigation against third parties deemed necessary by Disclosing Party to protect its proprietary rights, and (d) use reasonable steps to prevent a recurrence of any such unauthorized possession, use  or knowledge, or attempt thereof, of Disclosing Party’s Confidential Information.  Receiving Party shall bear the cost it incurs as a result of compliance with this Section

 (f) Return or Destruction of Confidential Information.  Upon the Disclosing Party’s written request or following the completion or termination of any Statement of Work, the Receiving Party shall promptly (i) return to Disclosing Party all documents and other media containing Confidential Information that is in Receiving Party’s possession or control, and (ii) purge, delete or destroy, to the extent reasonably practical, any Confidential Information that cannot feasibly be returned to Disclosing Party, and (iii) safeguard all other documents or media, containing personal information, that cannot be returned, purged, deleted or destroyed.  With respect to identical copies of documents or other media whose originals have been returned to Disclosing Party, Receiving Party will purge, delete or destroy such copies.

(g)  Potential Disclosure Exception:  Receiving Party shall be permitted to disclose Confidential Information to Disclosing Party’s customer, as it pertains to customer, in the course of performing its obligations under this agreement.

(h) The parties acknowledge that each of the parties, currently or in the future, may be developing information, products or services internally (or receiving information from other parties in connection with such development activities or otherwise), that are similar to the product or services contemplated hereunder.  Accordingly, nothing in this Agreement, except for the specific terms of the Exclusivity Arrangement of Section 3.10, will be construed as a representation or agreement by either party that such party will not develop, or have developed for it, information products or services (including, without limitation, concepts, systems or techniques) that are similar to or compete with the information, products or services contemplated by, or included within, the other party’s information, products or services.

7.07 Investigations and Customer Complaints. The parties shall notify each other promptly of any customer complaint or notice of any insurance, securities, or other regulatory or judicial investigation or proceeding received by a party with respect to the Supplemental Option or with respect to the parties or any of their Affiliates, agents, representatives, or employees, if such complaint, investigation or proceeding is in connection with the Supplemental Option.

(a) Investigations and Proceedings. The parties shall provide reasonable cooperation in any insurance, securities, or other regulatory or judicial investigation or proceeding arising in connection with the Supplemental Option or with respect to the parties, their Affiliates, and their agents, representatives, or employees to the extent that such investigation or proceeding is in connection with the Supplemental Option.

(b) Customer Complaints. The parties shall cooperate with each other and with each of their Affiliates in resolving all customer complaints with respect to the Supplemental Option.

7.08 Limitations on Liability.  IN NO EVENT SHALL ENVESTNET OR NATIONWIDE BE LIABLE FOR ANY DAMAGES IN CONNECTION WITH ERRORS RESULTING FROM THE DELIVERY OR TRANSMISSION OF THE SERVICES VIA ELECTRONIC COMMUNICATION; IRRESPECTIVE OF WHETHER ENVESTNET OR NATIONWIDE HAS BEEN INFORMED OR KNEW OF THE LIKELIHOOD OF SUCH DAMAGES. ENVESTNET MAKES NO REPRESENTATIONS OR WARRANTIES THAT ACCESS TO AND USE OF THE INTERNET WILL BE UNINTERRUPTED OR ERROR-FREE, OR FREE OF VIRUSES, UNAUTHORIZED CODE OR OTHER HARMFUL COMPONENTS.

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS OR BENEFITS ARISING OUT OF THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF SUCH DAMAGES.

7.09 Indemnifications

Indemnification of Envestnet by Nationwide.  Nationwide shall indemnify and hold Envestnet and its directors, officers, agents, affiliates and employees (collectively, the "Envestnet lndemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses, including actual and demonstrable out-of-pocket and incidental expenses and reasonable legal fees ("Losses") that may be imposed on, incurred by Envestnet Indemnitees or any of them in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:

(a)	the reliance on or use by Envestnet Indemnitees of information, records, or documents which are received by Envestnet Indemnitees and furnished to them by or on behalf of Nationwide, and which have been prepared or maintained by Nationwide or any third party on behalf of Nationwide;
(b)	Nationwide's refusal or failure to materially comply with the terms of this Agreement;
(c)	the material breach or default by Nationwide of any material provision of this Agreement, including butnot limited to a Break in a Service Standard that results in direct, tangible damages, or unauthorized disclosure;
(d)	Envestnet’s following Instructions or other directions reasonably believed to be given by an Authorized Person or otherwise duly authorized;
(e)	the failure of Nationwide to comply with applicable laws, rules and regulations; and/or
(f)	Nationwide’s bad faith, gross negligence or willful misconduct.

Notwithstanding the foregoing, Envestnet Indemnitees shall be entitled to no indemnification hereunder to the extent any Losses are attributable to Envestnet Indemnitees' (i) bad faith, gross negligence or willful misconduct, or (ii) arising out of or by reason of any breach of such Envestnet representations, warranties or covenants under this Agreement, any act or omission by either party which is a violation of applicable statutes, laws or regulation .  With respect to the indemnification provided by this Section, Envestnet shall use its best efforts to mitigate Losses for which Nationwide may become responsible.

Indemnification of Nationwide by Envestnet.  Envestnet shall defend, indemnify and hold Nationwide and its directors, officers, affiliates and employees (collectively, the "Nationwide lndemnitees") harmless from and against any and all Losses that may be imposed on, incurred by Nationwide Indemnitees or any of them in the performance of its/their obligations hereunder, including but not limited to those arising out of or attributable to:

(a) Envestnet's refusal or failure to materially comply with the terms of this Agreement
(b) a material breach or default by Envestnet of any material provision of this Agreement, including but not limited to any representation or warranty of Envestnet, a Break in a Service Standard that results in direct, tangible damages, or unauthorized disclosure;
(c) Envestnet’s failure to perform its obligations hereunder in compliance with applicable laws, rules and regulations; and/or
(d) Envestnet’s bad faith, gross negligence or willful misconduct.

Notwithstanding the foregoing, Nationwide Indemnitees shall be entitled to no indemnification hereunder to the extent any Losses are attributable to Nationwide Indemnitees' (i) bad faith, negligence or willful misconduct, or (ii) arising out of or by reason of any breach of such Nationwide’s representations, warranties or covenants under this Agreement, any act or omission by either party which is a violation of applicable statutes, laws or regulation.  With respect to the indemnification provided by this Section, Nationwide shall use its best efforts to mitigate damages for which Envestnet Indemnitees may become responsible.

Indemnification Procedure.  Each indemnified party shall provide the indemnifying party with prompt written notice of any claim for which the indemnified party is seeking or may seek indemnification hereunder (provided that the failure of the indemnified party to promptly notify the indemnifying party hereunder shall not relieve the indemnifying party of any liability with respect to the claim, except to the extent the indemnifying party demonstrates that the defense of the claim is/has been prejudiced by such failure). The indemnified party shall provide reasonable cooperation (at the indemnifying party's expense) and full authority to defend or settle the claim. The indemnifying party shall keep the indemnified party fully informed concerning the status of any litigation, negotiations or settlements of any such claim. The indemnified party shall be entitled, at its own expense, to participate in any such litigation, negotiations and settlements with counsel of its own choosing. The indemnifying party shall not have the right to settle any claim if such settlement arises from or is part of any criminal action or proceeding, or contains a stipulation to, or an admission or acknowledgement of, any wrongdoing (whether in tort or otherwise) on the part of the indemnified party without the prior written consent of such indemnified party.

 7.10 Data Security

Envestnet certifies that it has policies and procedures in place to ensure compliance with all applicable federal and state privacy and data security laws, rules, regulations and industry standards.  Upon request, Envestnet shall provide to Nationwide a copy of the most recent third party data processing audit or review report (e.g. SAS70 Type II, SysTrust, WebTrust) as conducted by Envestnet’s external auditors. In addition, Envestnet shall provide to Nationwide copies of SAS 70 Type II (redacted copies from our auditor that includes data processing activities within the scope of this Agreement from Envestnet’s internal auditors) and Network Security Penetration Testing. On a regular basis, Envestnet shall perform at its sole cost and expense industry-standard information security testing including Network Security Penetration Testing to verify the security of the Envestnet System.  Such testing shall be conducted by a reputable third party recognized in the industry for conducting such testing.  As described above, Envestnet shall provide to Nationwide a copy of the most recent test security testing.  Additionally, Envestnet agrees to work in good faith with Nationwide to resolve the applicable control deficiencies related to Envestnet’s compliance with all applicable federal and state privacy and data security laws, rules, regulations and industry standards that are identified, as mutually agreed upon by the parties.

Envestnet shall take full responsibility for Access Codes (as defined below) provided by Nationwide to Envestnet. Envestnet shall immediately notify Nationwide in the event of any loss, theft or unauthorized disclosure or use of any of Nationwide’s Access Codes or if Envestnet has reason to believe that its access to the Supplemental Option owner’s applications and networks is no longer secure for any reason. “Access Codes” means the codes (including, without limitation, account codes, passwords, user identifications or such other means) to control or permit access provided to Envestnet by Nationwide to perform services under this Agreement.

Envestnet shall be responsible for safeguarding Nationwide Data entrusted to it and will implement industry standard security measures to protect Nationwide Data from loss, corruption or disclosure to a party other than the intended recipient.

As used herein, “Nationwide Data” means all data, programs, messages, information, and other material (i) provided to Envestnet by or on behalf of Nationwide in connection with this Agreement, (ii) provided to Envestnet by or on behalf of Nationwide’s customers to the extent that this information was not received by Envestnet from a third-party who had a right to provide Envestnet with such data (for example, data received from a third party financial adviser about an investor who is also a Nationwide customer) or (iii) to which Envestnet has access from Nationwide in connection with the provision of the services under this Agreement.  Envestnet shall immediately, upon discovery, notify Nationwide of (i) any unauthorized disclosure, possession, use or modification of the Nationwide Data, (whether held at Envestnet or entrusted by Envestnet to manage Nationwide Data) by any person or entity; and (ii) the corrective action taken in response thereto.  All Nationwide Data is, or will be, and shall remain the property of Nationwide, and shall be deemed Confidential Information.  Without Customer’s prior written approval (in its sole discretion), the Nationwide Data shall not be (i) used by Envestnet other than is necessary for Envestnet’s performance of its obligations under this Agreement, (ii) disclosed, sold, assigned, leased or otherwise provided to third parties by Envestnet, or (iii) commercially exploited by or on behalf of Envestnet.

SECTION 8 ASSIGNMENT

This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto, provided that no party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties.

SECTION 9 TERMINATION

9.01 This Agreement may be terminated in the following manner:
(a) By any party, immediately, if another party materially breaches this Agreement, unless the breach is cured within 60 [sixty] days.
(b) By any party, immediately, if another party is placed in receivership or conservatorship or other proceedings pursuant to which it is substantially prevented from continuing to engage in the lines of business relevant to the subject matter hereof.
(c) By any party, immediately, if another party becomes a debtor in bankruptcy, whether voluntary or involuntary, or is the subject of an insolvency, rehabilitation, or delinquency proceeding.
(d) By either party, immediately, if the other party ceases to maintain registrations, licenses, memberships, approvals, orders and consents necessary to carry out its obligations hereunder.
(e) By any party, immediately, if another party becomes subject to a criminal indictment or similar proceedings.
(f) By any party, immediately, upon an assignment or transfer of this Agreement that does not comply with the provisions of Section 8 of this Agreement.
(g) By any party, immediately, upon a material corporate event affecting any other party such as, but not limited to, involvement in a merger, acquisition, reorganization, or change in business structure that materially impairs the party’s ability to administer the Supplemental Option.
(h) By any party, immediately, if in its good faith judgment there is an event, occurrence or circumstance (including the enactment of federal or state legislation, or court decision) or a change in circumstances, which results or is likely to result in material adverse publicity to any party to this Agreement or an Affiliate thereof which substantially and materially undermines the distribution or servicing of the Supplemental Option, or the reputation and goodwill of any party to this Agreement or an Affiliate.
(i) By any party, upon a Break In a Service Standard of the type described in Section 5.02(c) above, unless the breach is cured or a functional work around is available within 15 days.
(j) By any party upon submitting written notice of intent not to renew Term, no less than 90 days prior to expiration of current Term.

9.02 Ongoing Obligations
(a) Commencing upon receipt or provision of notice of termination, Envestnet shall provide Nationwide with transition services as mutually agreed upon by the parties (which agreement shall not be unreasonably withheld or delayed)

during the transition, including the transfer of any information or data of Nationwide and/or Nationwide’s customers residing on the Envestnet platform to Nationwide in the form and format as reasonably requested by Nationwide.

9.03 Continuation of Provisions After Termination. The provisions in Sections 7.06, 7.08, 7.09, 9.02, 9.03, and 10 shall survive the termination of this Agreement.

SECTION 10 MISCELLANEOUS

10.01 Relationship of Parties. Envestnet is an independent contractor of Nationwide for purposes of providing the administrative services hereunder. Nothing herein shall constitute Envestnet or its agents, officers or employees as agents, officers or employees of Nationwide; provided, however, that nothing in this Section 10.02 shall prohibit Envestnet or its agents, officers or employees from also being agents, officers or employees of Nationwide and vice versa. Envestnet shall have no authority with respect to Nationwide nor shall it represent itself as having such authority, other than as is specifically set forth in this Agreement.

10.02 Rights, Remedies, Etc. are Cumulative. No right or remedy herein conferred upon or reserved to either Party is intended to be exclusive of any other right or remedy unless otherwise specified herein, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Agreement, or under applicable law, unless otherwise specified herein, whether now or hereafter existing.

10.03 Notices. All notices hereunder shall be made in writing and shall be effective upon delivery, which shall be made by hand delivery or by registered or certified United States mail with return receipt requested to the addresses set forth below, or to such other address as any party may request by giving written notice to the other party:

If to Nationwide:
Nationwide Life Insurance Company
One Nationwide Plaza 1-08-401
Columbus, Ohio 43215

With a simultaneous copy to:
Nationwide Life Insurance Company
One Nationwide Plaza 1--34-202
Columbus, Ohio 431215

If to Nationwide for suspicious transactions as identified in Section 7.03:
Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215

If to Envestnet:

Envestnet Asset Management
35 East Wacker Dr., Suite 1600
Chicago, IL 60601

With a simultaneous copy to:

Envestnet Asset Management
35 East Wacker Dr., Suite 1600
Chicago, IL 60601

10.04 Jurisdiction. This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the State of Ohio, without giving effect to principles of conflict of laws.

10.05 Force Majeure. Each party shall be excused from performance for any period and to the extent that the party is prevented from performing any of its responsibilities, in whole or in part, as a result of an act of God, war, civil disturbance, fire, flood, epidemic, court order, government or regulatory restriction, labor dispute or causes beyond that party’s reasonable control including, without limitation, failures or fluctuation in electric power, heat, light, air conditioning or telecommunications equipment (“force majeure”), and such nonperformance shall not constitute a default.

10.06 Amendments. No change may be made to the terms or provisions of this Agreement except by written agreement signed by all the parties.

10.07 Severability. If any provision of this Agreement is held invalid, illegal, unenforceable, or in conflict with the law of any jurisdiction, such provision shall be enforced to the extent permitted under applicable law, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.08 Waiver. The failure by a party to insist upon strict compliance with any condition of this Agreement shall not be construed as a waiver of such condition. Waiver by one party to this Agreement of any obligation of another party to this Agreement does not constitute a waiver of any further or other obligation of such party.

10.09 Section and Other Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.10 Construction. All the parties hereto have participated, directly or indirectly, in the negotiations and preparation of this Agreement. In no event shall this Agreement be construed more or less stringently against any party hereto by reason of a party being construed as the principal drafting party hereto.

10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.12 Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof may be used by either party in connection with the interpretation of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized partners and officers, all as of the date the second party (as indicated by the date associated with that party’s signature) signs below.

      NATIONWIDE LIFE INSURANCE COMPANY

     [Name]
 [Title]
  DATE:__________________________________________

      ENVESTNET INVESTMENT SERVICES, INC.

       [Name]
       [Title]
DATE:_________________________________________